June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019 (December 16, 2019)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 7.01 – REGULATION FD DISCLOSURE

ArcBest® (Nasdaq: ARCB) is providing the following update on the most recent information related to its fourth quarter 2019 financial results and business trends.

There will be 61.5 working days in the fourth quarter of 2019 which is the same as in fourth quarter 2018.

Asset-Based Operating Segment

For the fourth quarter of 2019 through Friday, December 13, compared to the same period last year, ArcBest’s financial metrics and business trends are as follows:

●	Daily Billed Revenue decreased approximately 7%.
●	Total Tonnage/Day decreased approximately 9% with a double digit percentage decrease in LTL-rated tonnage offset by a double digit percentage increase in TL-rated spot shipment tonnage moving in the Asset-Based network.
●	Total Shipments/Day decreased approximately 8%.
●	Total Billed Revenue/CWT increased approximately 2% as a high-single digit percentage increase in LTL Billed Revenue/CWT, excluding fuel surcharge, was somewhat offset by lower Revenue/CWT on a higher number of TL-rated spot shipments moving in the Asset-Based network. As a reminder, in fourth quarter 2018, Total Billed Revenue/CWT increased 7.9%.
●	Total Billed Revenue/Shipment increased 1% and was flat on LTL-rated shipments.
●	Total Weight/Shipment decreased 1%, with the weight/shipment on LTL-rated shipments down approximately 7%.
●	In recent years, the historical average sequential change in ArcBest’s Asset-Based operating ratio in the fourth quarter, versus the third quarter, has been an increase of approximately 200 basis points.

Asset-Light ArcBest Segment (not including FleetNet)

For the fourth quarter of 2019 through the end of November, compared to the same period last year, financial metrics and business trends are as follows:

●	Total revenue per day decreased approximately 3%.
●	Purchased transportation expense per day was flat.
●	Available truckload capacity in the current year compared to the tight capacity environment in the prior-year period has led to lower revenue per shipment and reduced demand for expedite services compared to 2018 record levels.
●	Managed Solutions continue to have a positive impact on the Asset-Light business.

ITEM 8.01 – OTHER EVENTS

ArcBest expects its reported financial results for the fourth quarter of 2019 to be impacted by a noncash charge of approximately $25 million to $30 million (pre-tax), or $0.70 to $0.85 per diluted share, related to impairment of certain goodwill and intangible asset balances. The Company is currently completing its evaluation of the impairment analysis, and the amount of the expected impairment charge is subject to change. The impairment charge has no impact on the Company’s financing agreements or debt covenant calculations.

The Company’s consolidated goodwill and intangible assets are primarily related to acquisitions in the ArcBest segment and are evaluated for impairment on an annual basis. The impairment resulted primarily from underperformance of the Asset-Light truckload brokerage and truckload-dedicated businesses within the ArcBest segment, which was driven by economic conditions and the effect of excess truckload market capacity on margins. These historical results impacted the revenue growth rates and cash flows projected for these businesses for purposes of the annual impairment tests. Current economic conditions, including lack of growth in the industrial and manufacturing sector, uncertainty surrounding trade, and higher customer inventory levels, have contributed to uncertainty on projected shipment levels for purposes of these accounting assessments.

The Asset-Light ArcBest operations remain a key component of the Company’s strategy to offer customers a single source of end-to-end logistics solutions, designed to satisfy the complex supply chain and unique shipping requirements customers encounter. As ArcBest progresses toward achieving a more balanced business mix across the enterprise, the Company is focused on growing and making strategic investments in the development of its Asset-Light operations, including truckload and truckload-dedicated service offerings, that enhance the efficient delivery of its services. The Company is seeking opportunities to expand revenues by deepening customer relationships and securing new customers throughout its operations. In recent years, for example, the ArcBest segment has experienced significant growth in shipment levels and revenues of managed transportation solutions due, in part, to the Company’s strategic efforts to cross-sell its service offerings. ArcBest expects to benefit from these and other strategic initiatives as the Company continues to deliver innovative solutions to customers.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; untimely or ineffective development and implementation of new or enhanced technology or processes, including the pilot test program at ABF Freight; failure to realize potential benefits associated with new or enhanced technology or processes, including the pilot test program at ABF Freight, and any write-offs associated therewith; the loss or reduction of business from large customers; competitive initiatives and pricing pressures; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; the cost, timing, and performance of growth initiatives; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; availability and cost of reliable third-party services; governmental regulations; environmental laws and regulations, including emissions-control regulations; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; maintaining our intellectual property rights, brand, and corporate reputation; the loss of key employees or the inability to execute succession planning strategies; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; the cost, integration, and performance of any recent or future acquisitions; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; greater than anticipated funding requirements for our nonunion defined benefit pension plan; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	December 16, 2019	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary